Exhibit 1.3

BYE LAWS

of

GeoPark Limited

/s/ Conyers Corporate Services (Bermuda) Limited

Conyers Corporate Services (Bermuda) Limited

Assistant Secretary

Adopted: 24 July 2024

BYE-LAWS

OF

GEOPARK LIMITED

(as amended by resolution of the Shareholders

with effect on 24 July 2024)

i

ii

iii

GEOPARK LIMITED	Page 1

INTERPRETATION

1.	Definitions and Interpretation

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:
Act	the Companies Act 1981 of Bermuda as amended from time to time;
Auditor	the Company’s incumbent auditor and includes an individual or partnership;
Bermuda	the Islands of Bermuda;
Board

the board of directors nominated, elected or re-elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Business Day	means any day that is not a Saturday, Sunday or other day on which commercial banks in Bermuda or New York are authorized or required by law to close;
Common Shares	common shares of the Company of par value US$0.001 per share (and any shares resulting from a consolidation or subdivision of such common shares);
Company	the company incorporated in Bermuda under the name of GeoPark Holdings Limited Ltd. on 3rd February, 2003;
Director	a director of the Company;
Notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;
NYSE	the New York Stock Exchange;
Officer	any person appointed by the Board to hold an office in the Company;
Person	shall be construed broadly and shall include, without limitation, an individual, a partnership, a corporation, a limited liability partnership, an

GEOPARK LIMITED	Page 2

investment fund, a limited liability company, a company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof;

Register of Directors and Officers	the register of directors and officers of the Company;
Register of Shareholders	the register of members of the Company;
Registered Office	Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or at such other place in Bermuda as the Board shall from time to time appoint;
Resident Representative	any person appointed to act as resident representative of the Company and includes any deputy or assistant resident representative;
Resolution

a resolution adopted by a majority of the votes cast by Shareholders who (being entitled to do so) vote in person or by proxy at any general meeting of the Shareholders, in accordance with the provisions of these Bye-laws;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Shareholder

the person registered in the Register of Shareholders as the holder of shares in the Company and, when two (2) or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons, as the context so requires;

Special Resolution

a resolution adopted by 65% or more of the votes cast by Shareholders who (being entitled to do so) vote in person or by proxy at any general meeting of the Shareholders in accordance with the provisions of these Bye-laws; and

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and

GEOPARK LIMITED	Page 3

has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;
(b)	words denoting the masculine gender include the feminine and neuter genders;
(c)	the words:
(i)	“may” shall be construed as permissive; and
(ii)	“shall” shall be construed as imperative; and
(d)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.
1.3

In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1

Subject to these Bye-laws and to any Resolution to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.

2.2

The Board is expressly authorised (and the Board is hereby authorised to exercise such power from time to time without a Resolution) to provide, by way of resolution of the Board, for the issuance of all or any shares in one (1) or more class or classes or series, to fix the number of shares constituting such class or classes or series, and to increase or decrease the number of shares of any such class or classes or series (but not below the number of shares thereof then outstanding) and to fix for each such class or classes or series such voting powers, full or limited, or no voting powers, and such distinctive designations, powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issuance of such class or classes or series (and, for the avoidance of doubt, such matters and the issuance of such shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other class or classes or series of shares, to vary the rights attached to any other class or classes or series of shares) including, without limitation, the authority to provide that any such class or classes or series

GEOPARK LIMITED	Page 4

may be (a) subject to redemption at such time or times (including at a determinable date or at the option of the Company or the holder) and at such price or prices; (b) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (c) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company; or (d) convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions of the Board.

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the authorised share capital of the Company is US$5,171,949.00 divided into 5,171,949,000 Common Shares.

4.2The holders of Common Shares shall, subject to these Bye-laws:

(a)	be entitled to one vote per share;
(b)	be entitled to such dividends as the Board may from time to time declare;
(c)

in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.
4.3

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by a resolution of the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

GEOPARK LIMITED	Page 5

4.4

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Share Certificates

5.1

Every Shareholder shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, specifying the amount paid on such shares.  The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means. A certificate may also be signed by such transfer agent or registrar as the Board may determine, and in such case the signature of the transfer agent or the registrar may also be facsimile, engraved or printed. If in the event any Director, officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Company with the same effect as if he were such Director, officer, transfer agent or registrar at the date of issue.

5.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.
5.3

The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

5.4	The provisions of this Bye-Law 5 are subject to the terms of Bye-Law 9.6.
6.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

GEOPARK LIMITED	Page 6

REGISTRATION OF SHARES

7.	Register of Shareholders

7.1	The Board shall cause to be kept in one (1) or more books a Register of Shareholders and shall enter therein the particulars required by the Act.
7.2

The Register of Shareholders shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each Business Day be allowed for inspection.  The Register of Shareholders may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty (30) days in each year.

8.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

9.	Transfer of Registered Shares

9.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

● (the “Company”)

FOR VALUE RECEIVED……………….. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [ ] day of [ ], 20 [ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

9.2

Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone.  The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Shareholders.

GEOPARK LIMITED	Page 7

9.3

The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

9.4

The joint holders of any share may transfer such share to one (1) or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

9.5

The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained, if any (it being understood that the permission of the Bermuda Monetary Authority is not required in respect of any shares of the Company that are admitted to trading on NYSE or any other appointed stock exchange (as defined under the Exchange Control Act 1972 of Bermuda and related regulations)).  If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

9.6	Notwithstanding Bye-laws 9.1 to 9.5, shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.
10.

The Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned and these Bye-laws, have power to implement and/or approve any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depositary interests or similar interests, instruments or securities, and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares of the Company represented thereby.  The Board may from time to time take such actions and do such things as it may, in its absolute discretion, think fit in relation to the operation of any such arrangements.

11.	Transmission of Registered Shares
11.1

In the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons.  Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

11.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem

GEOPARK LIMITED	Page 8

sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Shareholder

● (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Shareholder] to [number] share(s) standing in the Register of Shareholders of the Company in the name of the said [name of deceased/bankrupt Shareholder] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20 [ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

11.3

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder.

11.4

Where two (2) or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

12.	Power to Alter Capital

12.1

The Company may, if authorised by resolution of the Board and by Resolution, increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter its share capital in any manner permitted by the Act.

12.2	The Company may, if authorised by resolution of the Board and by Resolution, reduce its share capital in any manner permitted by the Act.

GEOPARK LIMITED	Page 9

12.3	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.
13.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least two-thirds (2/3) of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third (1/3) of the issued shares of the class.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

14.	Dividends

14.1

The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Shareholders, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

14.2	The Board may fix any date as the record date for determining the Shareholders entitled to receive any dividend.
14.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
14.4

The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

15.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

16.	Method of Payment

16.1	Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Shareholder at such Shareholder’s

GEOPARK LIMITED	Page 10

address in the Register of Shareholders, or to such person and to such address as the holder may in writing direct or as otherwise determined by the Board of Directors. In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Shareholders, or to such person and to such address as the joint holders may in writing direct or as otherwise determined by the Board.  If two (2) or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

16.2	The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company on account of calls or otherwise.
16.3

Any dividend or other monies payable in respect of a share which has remained unclaimed for 5 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company.  The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account.  Such payment shall not constitute the Company a trustee in respect thereof.

16.4

The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Shareholder if those instruments have been returned undelivered to, or left uncashed by, that Shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Shareholder's new address.  The entitlement conferred on the Company by this Bye-law in respect of any Shareholder shall cease if the Shareholder claims a dividend or cashes a dividend cheque or draft.

17.	Capitalisation

17.1

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

17.2

The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF SHAREHOLDERS

18.	Annual General Meetings

The annual general meeting shall be held in each year at such place, date and hour as shall be fixed by a resolution of the Board.

GEOPARK LIMITED	Page 11

19.	Special General Meetings

The Board may convene a special general meeting whenever in their judgment such a meeting is necessary to be held at such place, date and hour as fixed by a resolution of the Board.

20.	Requisitioned General Meetings

The Board shall, on the requisition of Shareholders holding at the date of the deposit of the requisition not less than one-tenth (1/10) of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

21.	Notice

21.1

Notice of an annual general meeting stating the place, if any, the date and hour of the meeting and the record date for determining the Shareholders entitled to vote at the meeting (if such date is different from the record date for determining Shareholders entitled to notice of the meeting) shall be given to each Shareholder entitled to vote at such meeting as of the record date for determining the Shareholders entitled to notice of the meeting not less than fifteen (15) nor more than sixty (60) days before the date of the meeting, unless otherwise provided by law or these Bye-Laws.

21.2

Notice of a special general meeting stating the place, if any, the date and hour of the meeting and the record date for determining the Shareholders entitled to vote at the meeting (if such date is different from the record date for determining Shareholders entitled to notice of the meeting), and the purpose or purposes of the meeting shall be given to each Shareholder entitled to vote at such meeting, as of the record date for determining the Shareholders entitled to notice of the meeting not less than fifteen (15) nor more than sixty (60) days before the date of the meeting, unless otherwise provided by law or these Bye-Laws.

21.3

At any general meeting, only such business shall be conducted or considered, as shall have been properly brought before the meeting. For business to be properly brought before general meetings, it must be (i) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, or (ii) otherwise be properly requested to be brought before the general meeting by a Shareholder in accordance with the provisions of the Act.

21.4	The Board may fix any date as the record date for determining the Shareholders entitled to receive notice of and to vote at any general meeting.
21.5

An annual general meeting or special general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

GEOPARK LIMITED	Page 12

21.6

The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

22.	Giving Notice and Access

22.1A notice may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person;
(b)	by sending it by letter, mail or courier to such Shareholder’s address in the Register of Shareholders;
(c)

subject to compliance with Bye-law 22.7, by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Shareholder to the Company for such purpose; or

(d)	subject to compliance with Bye-law 22.7, via website designated by the Company in accordance with Bye-law 22.5; or
(e)

to the extent permitted by the applicable laws, by placing it on the website of the United States Securities and Exchange Commission, and giving to such Shareholder a notice stating that the notice is available there (a “notice of availability”).  The notice of availability may be given to such Shareholder by any of the means set out above.

22.2

Any notice required to be given to a Shareholder shall, with respect to any shares held jointly by two (2) or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

22.3

Any notice (save for one delivered in accordance with Bye-law 22.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means.

22.4

The Company shall be under no obligation to send a notice or other document to the address shown for any particular Shareholder in the Register of Shareholders if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Shareholder at such address and may require a Shareholder with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

22.5	Where a Shareholder indicates his consent (in a form and manner satisfactory to the Board), to receive information or documents by accessing them on a website rather than by other

GEOPARK LIMITED	Page 13

means, or receipt in this manner is otherwise permitted by the Act, the Company may deliver such information or documents by notifying the Shareholder of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

22.6

In the case of information or documents delivered in accordance with Bye-law 22.5, service shall be deemed to have occurred when (i) the Shareholder is notified in accordance with that Bye-law and (ii) the information or document is published on the website.

22.7

If the Company intends to transmit a notice by electronic means to a Shareholder in accordance with Bye-law 22.1(c) or, to deliver information or documents to a Shareholder via a website in accordance with Bye-law 22.5, it must first contact such Shareholder in writing to request his consent for the use of such electronic means for transmitting such notice and/or for the use of the website to deliver such information or documents, and if such Shareholder does not object within twenty eight (28) days of the date of the written notice from the Company, his consent shall be deemed to have been given. A Shareholder who has consented or has been deemed to consent under this Bye-law 22.7 to receiving notices, information and/or documents by electronic means and/or via a website may at any time after such consent or deemed consent notify the Company in writing that it requires such notices, information and/or documents to be delivered to him in hard copy paper form.

23.	Postponement or Cancellation of General Meetings

The Board may, and the Secretary on instruction from the Board shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to the Shareholders before the time for such meeting.  Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with these Bye-law.

24.	Electronic Participation and Security at Meetings

24.1

The Board may, if it considers appropriate, allow Shareholders to participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

24.2

The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

GEOPARK LIMITED	Page 14

25.	Quorum at General Meetings

25.1  At any general meeting two (2) or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one (1) Shareholder, one (1) Shareholder present in person or by proxy shall form a quorum for the transaction of business at any general meeting held during such time.

25.2

If within a half hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine.  Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws. The quorum for the transaction of business at such adjourned meeting shall be two (2) or more persons present in person and representing in person or by proxy in excess of 25% of the total issued voting shares in the Company throughout the meeting.

26.	Chairman of General Meetings

The Board shall, by resolution, nominate one of the Directors to act as chairman at all general meetings at which such person is present.  In the absence of any such nomination or the Director nominated, the Chairman of the Company or, in his absence the deputy Chairman of the Company will preside as chairman at every general meeting. If there is no such Chairman or deputy Chairman, or if at any meeting neither of the Chairman or the deputy Chairman is present at the time appointed for holding the meeting, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

27.	Voting on Resolutions

27.1

Subject to the Act and these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of the relevant majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

27.2

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

27.3

At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

GEOPARK LIMITED	Page 15

27.4

At any general meeting a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

27.5

In the event that a Shareholder participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Shareholder may cast his vote on a show of hands.

28.	Power to Demand a Vote on a Poll

28.1Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting;
(b)	at least three Shareholders present in person or represented by proxy;
(c)

any Shareholder or Shareholders present in person or represented by proxy and holding between them not less than one-tenth (1/10) of the total voting rights of all the Shareholders having the right to vote at such meeting; or

(d)

any Shareholder or Shareholders present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total amount paid up on all such shares conferring such right.

28.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one (1) or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.  A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

28.3

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct.  Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

28.4

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to

GEOPARK LIMITED	Page 16

identify the voter and the registered holder in the case of a proxy.  Each person present by telephone, electronic or other communication facilities or means, shall cast his vote in such manner as the chairman of the meeting shall direct.  At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two (2) Shareholders or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

29.Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

30.Instrument of Proxy

30.1A Shareholder may appoint a proxy by:

a)	an instrument in writing in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

● (the “Company”)

I/We, [insert names here], being a Shareholder of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Shareholders to be held on the [ ] day of [ ], 20 [ ] and at any adjournment thereof.  (Any restrictions on voting to be inserted here).

Signed this [ ] day of [ ], 20 [ ]

Shareholder(s)

or

b)	such telephonic, electronic or other means as may be approved by the Board from time to time.
30.2

The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

30.3	A Shareholder who is the holder of two (2) or more shares may appoint more than one (1) proxy to represent him and vote on his behalf in respect of different shares.

GEOPARK LIMITED	Page 17

30.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.
31.	Representation of Corporate Shareholder

31.1

A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

31.2

Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Shareholder.

32.	Adjournment of General Meeting

32.1	The chairman of a general meeting may, with the consent of the Shareholders at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting.
32.2	In addition, the chairman of a general meeting may adjourn the meeting to another time and place without such consent or direction if it appears to him that:
(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Shareholders wishing to attend who are not present;
(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
32.3

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws.

33.	Written Resolutions of the Shareholders

33.1

Subject to these Bye-laws, anything which may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders may, without a meeting, be done by unanimous written resolution in accordance with this Bye-law 33.

33.2	Notice of a unanimous written resolution shall be given, and a copy of the resolution shall be circulated to all Shareholders who would be entitled to attend a meeting and vote thereon.

GEOPARK LIMITED	Page 18

The accidental omission to give notice to, or the non-receipt of a notice by, any Shareholder does not invalidate the passing of a resolution.

33.3	A unanimous written resolution is passed when it is signed by, or in the case of a Shareholder that is not a person, on behalf of, all Shareholders.
33.4	A resolution in writing may be signed in any number of counterparts.
33.5

A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly.

33.6	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.
33.7	This Bye-law shall not apply to:
(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or
(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.
33.8

For the purposes of this Bye-law 33, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Shareholder and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law 33, a reference to such date.

34.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend, and be heard at any general meeting.

DIRECTORS AND OFFICERS

35.	Election of Directors

35.1	The Directors shall be elected or re-elected by Resolution at the annual general meeting or at a special general meeting called for such purpose in accordance with the terms of these Bye-laws.
35.2	No person shall be appointed a Director at any general meeting unless he is an individual and:
(a)	he is recommended by the Directors; or

GEOPARK LIMITED	Page 19

(b)

in the case of an annual general meeting, not less than one hundred and twenty (120) nor more than one hundred and fifty (150) days before the first anniversary of the date of the Company´s notice released to Shareholders in connection with the prior year´s annual general meeting, a notice executed by a Shareholder or Shareholders (not being the person to be proposed), in compliance with the provisions of the Act, has been received by the Secretary of the Company of the intention to propose such person for appointment, setting forth as to each person whom the Shareholder or Shareholders propose to nominate for election or re-election as a Director:

(i)	the name, age, business address and residential address of such person;
(ii)	the principal occupation or employment of such person;
(iii)	the class, series and number of shares of the Company which are beneficially owned by such person;

(iv)  the particulars which would, if he were so appointed, be required to be provided in the Register of Directors; and

(v)

all other information relating to such person that is required to be disclosed pursuant to applicable laws, together with notice executed by such person of his willingness to serve as a Director if so elected, provided however that no Shareholder shall be entitled to propose any person to be appointed, elected or re-elected Director at any special general meeting.

35.3

The minimum number of Directors shall be three or such other number as shall be determined from time to time by resolution of the Board. The Directors shall be entitled to fix and change the maximum number of Directors.

35.4	A separate Resolution is required for the appointment of each Director to the Board.
36.	No Share Qualification

A Director shall not be required to hold any shares in the capital of the Company by way of qualification.

37.	Term of Office of Directors

Directors shall hold office for such term as the Shareholders may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. The Directors whose office has expired may offer themselves for re-election at each election of Directors.

GEOPARK LIMITED	Page 20

38.	Removal of Directors

38.1

Subject to any provision to the contrary in these Bye-laws, the Shareholders entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director by Special Resolution, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

38.2

If a Director is removed from the Board under this Bye-law, the Shareholders may fill the vacancy at the meeting at which such Director is removed.  In the absence of such election or appointment, the Board may fill the vacancy.

38.3

Subject to any provision to the contrary in these Bye-laws, the Directors may, at any board meeting convened and held in accordance with these Bye-laws, remove a Director only for cause by affirmative vote of at least three-quarters (3/4) of the Board, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

38.4

For the purposes of this Bye-law, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

39.	Vacancy in the Office of Director

39.1The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to Bye-law 38 or is prohibited from being a Director by law;
(b)	is or becomes bankrupt or insolvent;
(c)	is or becomes of unsound mind or a patient for any purpose of any statute or applicable law relating to mental health and the Board resolves that his office is vacated, or dies; or
(d)	resigns his office by notice to the Company.
39.2	Subject to Bye-laws 38.2 and 39.3, any vacancy on the Board arising (i) in accordance with Bye-law 39.1 or (ii) otherwise, may be filled only by a majority of the Directors then in office.
39.3	If no quorum of Directors remains, the Shareholders in general meeting shall have the power to appoint any person as a Director to fill a vacancy.

GEOPARK LIMITED	Page 21

40.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board.  In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

41.	Powers of the Board of Directors

The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;
(b)

exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one (1) or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;
(g)

designate one (1) or more committees, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board, and each such committee to consist of two (2) or more Directors and any such person or persons (whether a member or members of its body or not) as it thinks fit, provided that the majority of members of each committee shall be Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board as may be delegated to such committee in the management of the business and affairs of the Company; provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings

GEOPARK LIMITED	Page 22

of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.  A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide.  The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;
(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;
(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

42.	Fees, Gratuities And Pensions

42.1

The ordinary remuneration of the Directors office for their services (excluding amounts payable under any other provision of these Bye-laws) shall be determined by the Board and each such Director shall be paid a fee (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the Board. Each Director may be paid his reasonable travel, hotel and incidental expenses in attending and returning from meetings of the Board or committees constituted pursuant to these Bye-laws or general meetings and shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director. Any Director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine, and such extra remuneration shall be in addition to any remuneration provided for by or pursuant to any other Bye-law.

42.2  In addition to its powers under Bye-law 42.1, the Board may (by establishment of or maintenance of schemes or otherwise) provide additional benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director or employee of the Company or any of its subsidiaries or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

GEOPARK LIMITED	Page 23

42.3  No Director or former Director shall be accountable to the Company or the Shareholders for any benefit provided pursuant to this Bye-law and the receipt of any such benefit shall not disqualify any person from being or becoming a Director of the Company.

43.	Register of Directors and Officers

The Secretary shall establish and maintain a Register of the Directors and Officers of the Company as required by the Act.  The Register of the Directors and Officers shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two (2) hours in each Business Day be allowed for inspection.  The Register of the Directors and Officers may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty (30) days in each year.

44.	Appointment of Officers

The Board may appoint such officers (who may or may not be Directors) as the Board may determine.

45.	Appointment of Secretary and Resident Representative

The Secretary and Resident Representative, if necessary, shall be appointed by the Board at such remuneration (if any) and upon such terms as it may think fit and any Secretary or Resident Representative so appointed may be removed by the Board.

46.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

47.	Duties of the Secretary

The duties of the Secretary shall be those prescribed by the Act together with such other duties as shall from time to time be prescribed by the Board.

48.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

49.	Conflicts of Interest

49.1

Any Director acting in any capacity (whether as an owner, employee, partner or otherwise) of a business entity, or any business entity with respect to which a Director is an owner, employee, or partner and/or is otherwise affiliated, may provide services to the Company and be entitled to remuneration for those services, notwithstanding such Director’s position as Director of the Company.  Nothing herein contained shall authorise a Director or Director’s  business entity to act as Auditor to the Company.

GEOPARK LIMITED	Page 24

49.2

A Director who directly or indirectly has an interest in a contract or proposed contract,  arrangement or transaction involving the Company, or has any other interest that results or could potentially result, in a conflict with the best interests of the Company (the “Conflict Case”) shall declare the nature of such interest as required by the Act.

Interests refers, without limitation, to any personal or financial stake that a Director may have in a contract, proposed contract, arrangement, or transaction involving the Company.  This could include, without limitation, ownership of shares in another company involved with the transaction, familial relationships with individuals associated with the contract, or any other situation where such Director’s personal or financial interests may be in conflict with the Company’s interests and/or its business.

49.3

Subject to the Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that  such Director is a director or officer or has an interest in any business entity and is to be regarded as having a Conflict Case and therefore, interested in any transaction or arrangement made with that business entity shall for purposes of Bye-law 49.2, be sufficient declaration of interest in relation to any transaction or arrangement so made.

49.4

A Director may not vote or be counted in the quorum in relation to a resolution of the Directors or of a committee of the Directors concerning a contract, arrangement, transaction or proposal to which the Company is or is to be a party and in which such Director has a Conflict Case, which is, to such Director’s knowledge, a material interest (otherwise than by virtue of his interest in shares or debentures or other securities of the Company). This prohibition does not apply to a resolution concerning any of the following matters:

(a)	the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by such Director or any other person at the request of or for the benefit of the Company;
(b)

the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company for which such Director has assumed in such Director’s individual capacity, responsibility in whole or in part, either alone or jointly with others, under a guarantee or by the giving of security;

(c)

a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company for subscription or purchase, in which offer such Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of such offer;

(d)

a contract, arrangement, transaction or proposal to which the Company is or is to be a party concerning another company (including a subsidiary of the Company) in which such Director is interested (directly or indirectly) whether as an officer, shareholder, creditor or otherwise (a “Relevant Company”) if such Director does not, to his knowledge, hold an interest in shares in the Relevant Company  representing 1% or more of either any class of the equity share capital of, or voting rights in, the Relevant Company;

GEOPARK LIMITED	Page 25

(e)

a contract, arrangement, transaction or proposal for the benefit of the employees of the Company (including any pension fund or retirement, death or disability scheme) which does not award such Director a privilege or benefit not generally awarded to the employees to whom it relates; and

(f)	a contract, arrangement, transaction or proposal concerning the purchase or maintenance of any insurance policy for the benefit of Directors or for the benefit of persons including Directors.
50.	Indemnification and Exculpation of Directors and Officers.

50.1To the fullest extent permitted by the Act, a Director shall not be liable to the Company or its Shareholders for breach of fiduciary duty as a Director. Each Shareholder agrees to waive any claim or right of action he might have, whether individually or in the right of the Company, against any Director on account of any action taken by such Director, or the failure of such Director to take any action in the performance of his duties with or for the Company provided, however, that such waiver shall not apply to any claims or rights of action arising out of the fraud or dishonesty of such Director or to recover any gain, personal profit or advantage to which such Director is not legally entitled.

50.2Without limitation of any right conferred by Bye-law 50.1, each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was a Director, Officer or Resident Representative of the Company, or is or was serving at the request of the Company as a Director, Officer, Resident Representative, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity while serving as a Director, Officer, Resident Representative, employee or agent or in any other capacity while serving as a Director, Officer, Resident Representative, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act (but, in the case of any amendment to the Act, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes ) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, Officer or Resident Representative and shall inure to the benefit of the indemnitee’s heirs, testators, intestates, executors and administrators and Affiliates; provided, however, except as provided in Bye-law 50.3 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) initiated by such indemnitee was authorized by the Board.  The right to indemnification conferred in this Bye-law 50 shall be a contract right and shall include the right to be paid by the Company, the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”);

GEOPARK LIMITED	Page 26

provided, however, that, if the Act requires, an advancement of expenses incurred by an indemnitee in his capacity as a Director, Officer or Resident Representative shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Bye-law or otherwise.

50.3If a claim under Bye-law 50.2 is not paid in full by the Company within sixty (60) days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of any undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Act.  Neither the failure of the Company (including the Board, independent legal counsel, or the Shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Company, nor an actual determination by the Company (including the Board, independent legal counsel or the Shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Bye-law or otherwise shall be on the Company.

50.4The rights to indemnification and to the advancement of expenses conferred in this Bye-law 50 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, from or through the Company, agreement, vote of Shareholders or disinterested Directors or otherwise.

50.5The Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a Director, Officer, Resident Representative, employee or agent of the Company or any person who is or was serving at the request of the Company as a Director, Officer, Resident Representative, employer or agent of another company, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act.

GEOPARK LIMITED	Page 27

MEETINGS OF THE BOARD OF DIRECTORS

51.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.  A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

52.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board.  Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director orally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

53.	Electronic Participation in Directors’ Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

54.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be the presence of a majority of Directors on the Board from time to time.

55.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting or (ii) preserving the assets of the Company.

56.	Chairman to Preside

The Chairman of the Company, if there be one, shall act as chairman at all meetings of the Board at which such person is present.  In the absence of the Chairman, the deputy Chairman of the Company shall act as chairman of the meeting and, if there is no deputy Chairman present, a chairman shall be appointed or elected by the Directors present at the meeting.

57.	Written Resolutions of the Directors

GEOPARK LIMITED	Page 28

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

58.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in an annual general meeting or a special general meeting or otherwise made in accordance in these Bye-laws shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

59.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;
(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and
(c)

of all resolutions and proceedings of annual general meetings and special general meetings of the Shareholders, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

60.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the Registered Office of the Company.

61.	Form and Use of Seal

61.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one (1) or more duplicate seals for use in or outside Bermuda.
61.2

A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

61.3	A Resident Representative or a Secretary may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

GEOPARK LIMITED	Page 29

ACCOUNTS

62.	Books of Account

62.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)	all sales and purchases of goods by the Company; and
(c)	all assets and liabilities of the Company.
62.2

Such records of account shall be kept at the Registered Office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

63.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

64.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

65.	Appointment of Auditor

65.1	Subject to the Act, the Shareholders shall appoint an auditor to the Company to hold office for such term as the Shareholders deem fit or until a successor is appointed.
65.2	The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.
66.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Shareholders may determine.  The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.

67.	Duties of Auditor

GEOPARK LIMITED	Page 30

67.1

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards.  The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

67.2

The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act.  If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

68.	Change to the Company’s Auditors

No change to the Company’s Auditors may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a Resolution.

69.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

70.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders in a general meeting.  A resolution in writing made in accordance with Bye-law 33 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Shareholders in a general meeting.

71.	Distribution of Auditor’s Report

The report of the Auditor shall be submitted to the Shareholders in a general meeting.

72.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the Auditor, such Auditor to act until the next annual general meeting.

VOLUNTARY WINDING-UP AND DISSOLUTION

73.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders.

GEOPARK LIMITED	Page 31

The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

74.	Changes to Bye-laws

No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a Resolution.

75.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a Resolution.

76.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act, subject to approval by Special Resolution.

77.	Amalgamation or Merger

The Board may exercise all powers of the Company to amalgamate or merge with any other company wherever incorporated, subject to approval by Special Resolution.